EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Angeion Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-53782, 333-53784, 333-38160, 333-42931, 333-04189, 33-64631, 33-88882, 33-81594, 33-56784, 333-53782, 333-53784) on Form S-8, Registration Statements (Nos. 333-50557, 333-36005, 333-04993, 333-03007, 33-60953, 33-45600, 33-82804, 33-60953, 33-85902, 33-80274, 33-45600, 33-40659) on Form S-3, and Registration Statements (Nos. 33-82084 and 33-40497) on Form S-2 of Angeion Corporation of our reports dated February 16, 2001, relating to the consolidated balance sheets of Angeion Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three year period ended December 31, 2000 and related schedule, which reports are incorporated by reference in the December 31, 2000, annual report on Form 10-K of Angeion Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
March 30, 2001